Exhibit 14.1
Board Approved November 20, 2020 Effective December 1, 2020

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

Effective December 1, 2020

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Code of Ethics for Senior Financial Officers
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1.Objectives and Standards

The Federal Home Loan Bank of Indianapolis (the “Bank”) expects that its President - Chief Executive Officer (“Principal Executive Officer”), Chief Financial Officer (“Principal Financial Officer”), and Chief Accounting Officer (“Principal Accounting Officer”) (each a, and collectively, “Senior Financial Officers”) will conduct the Bank’s business in accordance with the highest ethical and legal standards.

This Code of Ethics for Senior Financial Officers (the “Code”) is designed to deter wrongdoing and to promote the following in the performance by the Senior Financial Officers of their respective duties:

•honest and ethical conduct;

•full, fair, accurate, timely and understandable disclosure in governmental filings and communications;

•compliance with applicable governmental laws, rules and regulations;

•the prompt internal reporting of violations of this Code to the appropriate individual at the Bank; and

•accountability for adherence to this Code.1

The obligations of the Senior Financial Officers under this Code are supplemental to their obligations under the Code of Conduct and Conflict of Interest Policy for Employees and Contractors (the “Code of Conduct”) and the related policies listed in Section 4 below (each a, and collectively, “Related Policies”) adopted by the Board of Directors. In the event of a conflict of the standards and terms of this Code and those of the Code of Conduct or any Related Policy, this Code shall take precedence.

2.Requirements

The Bank expects its Senior Financial Officers to act in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between their personal and professional relationships. In addition, the Bank expects its Senior Financial Officers to carry out their responsibilities honestly, in good faith and with integrity, due care and diligence, exercising at all times their best independent professional judgment. Further, Senior Financial Officers are strictly prohibited from directly or indirectly taking any action to coerce, manipulate, mislead or fraudulently influence the Bank’s internal auditors or independent registered public accounting firm for the purpose of rendering the Bank’s financial statements or other financial reporting misleading.

The Bank expects its Senior Financial Officers to provide (or, as the case may be, assist in providing) full, fair, accurate, timely and understandable disclosure in reports and documents that the Bank files with, furnishes or submits to, the Securities and Exchange Commission (“SEC”), the Federal Housing Finance
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1 See 17 C.F.R. § 229.406.

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Code of Ethics for Senior Financial Officers
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Agency (“Finance Agency”), the FHLBanks Office of Finance, regulatory agencies and in other public communications of financial information made by the Bank.

Senior Financial Officers must comply with the spirit and intent of all applicable governmental laws, rules and regulations including the rules and regulations of the SEC, the Finance Agency and any other applicable regulatory agencies.

Any waiver of a material departure from a provision of this Code may be made only with the approval of the Board of Directors, acting upon a recommendation from the Audit Committee. Any waiver, including an implicit waiver, of this Code must be disclosed within four (4) business days to the extent required by law. An implicit waiver is the Bank’s failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that becomes known by an executive officer of the Bank. Any amendment of this Code must be approved by the Board of Directors acting upon a recommendation from the Audit Committee and disclosed within four (4) business days to the extent required by law. Technical, administrative or other non-substantive amendments to this Code are not considered to be amendments which require prompt detailed disclosure. The amended provisions will be updated in the publicly available version of this Code.

3.Roles and Responsibilities

It is the responsibility of each Senior Financial Officer to be familiar with this Code, the Code of Conduct and the Related Policies.

Senior Financial Officers should avoid actual or apparent conflicts of interest. In any case in which a Senior Financial Officer finds herself or himself with an actual or apparent conflict of interest, the Senior Financial Officer must promptly disclose such conflict of interest to the Bank’s General Counsel or her or his designee (the “General Counsel”).

The General Counsel shall evaluate any reported conflict of interest involving one or more Senior Financial Officers and will review the transaction or relationship for possible referral to the Audit Committee of the Board of Directors (the “Audit Committee”). If the General Counsel determines that a reported transaction or relationship is in fact a conflict of interest, the General Counsel shall provide a written summary of such conflict of interest to the Audit Committee with all supporting documentation, and the Audit Committee shall review and determine how the matter involving the conflict of interest should be resolved.

Notwithstanding the above, nothing herein, or in any other Bank policy, shall be deemed to limit the authority of the Chief Internal Audit Officer or staff of the Internal Audit Department as set forth in the Internal Audit Department Charter.

Senior Financial Officers must promptly report in writing any conduct that they reasonably believe to be a violation of the provisions and standards set forth in Section 2 of this Code to the General Counsel and Chief Internal Audit Officer, and cooperate fully in any internal or external investigations of possible

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Code of Ethics for Senior Financial Officers
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violations. Failure to report any conduct that is believed to be a violation of this Code is itself a violation of this Code.

If a Senior Financial Officer wishes to do so, she or he may contact in writing the Chair of the Board of Directors or the Chair of the Audit Committee or utilize the Bank’s established process for making anonymous complaints (“EthicsPoint”), rather than, or in addition to, reporting to the General Counsel and Chief Internal Audit Officer. Any such contacts to the Chair of the Board of Directors, the Chair of the Audit Committee or Ethics Point shall be promptly reported to the General Counsel, who shall investigate any reported violations (or possible violations) of this Code and shall provide a written summary of findings to the Audit Committee with all supporting documentation. The Chief Internal Audit Officer shall participate in all such investigations and reporting. The Audit Committee shall review and determine how any reported violation of this Code should be resolved.

In all cases, if a Senior Financial Officer is unsure about compliance with this Code, she or he should seek assistance in interpreting the requirements of this Code from the General Counsel.

The General Counsel is responsible for facilitating the annual review by the Audit Committee and the review and approval of this Code by the Board of Directors.

The General Counsel will obtain from each Senior Financial Officer an annual certification that she or he:

•reviewed the most recent version of this Code and the Code of Conduct;

•agrees to be bound by the terms of this Code and the Code of Conduct; and.

•during the preceding year, or since the date of employment for a newly hired Senior Financial Officer, has at all times been in compliance with the requirements of this Code and the Code of Conduct.

A Senior Financial Officer must promptly report to the Audit Committee:

•any violation of this Code or of any governmental law, rule or regulation applicable to the Bank; and

•any other matters that could compromise the integrity of the Bank’s financial reports, including but not limited to, deficiencies in disclosure controls and procedures and internal controls over financial reporting, or disagreements with the Bank’s independent registered public accounting firm with respect to accounting principles or practices, financial statements disclosure, or auditing scope or procedures.

The Audit Committee will oversee compliance with this Code, report any violations to the Board of Directors, and make recommendations to the Board of Directors regarding any remedial actions to ensure compliance.

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Code of Ethics for Senior Financial Officers
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A Senior Financial Officer who violates this Code may be subject to disciplinary action up to and including termination of employment. These actions may be in addition to any civil or criminal penalties or sanction prescribed by SEC or Finance Agency regulation or applicable law.

The Board of Directors recognizes that the requirements, roles, and responsibilities set forth in this Code will in some instances overlap with the provisions of the Code of Conduct or one or more of the Related Policies. Specifically, the Board of Directors recognizes that matters reported and investigated pursuant to the Code of Conduct or a Related Policy may also require reporting to the General Counsel or the Audit Committee pursuant to this Code, or to the SEC or the Finance Agency pursuant to their regulations.

It is the Board’s intention that this Code, the Code of Conduct and the Related Policies be administered so as to facilitate and achieve: (i) a complete and accurate determination of the relevant facts, (ii) the timely sharing of information among the Bank’s internal stakeholders having duties and responsibilities under the Code, the Code of Conduct or the Related Policies, and (iii) the Bank’s compliance with applicable laws, rules and regulations.

4.Related Policies

•Code of Conduct and Conflict of Interest Policy for Employees
•Anti-Fraud Policy
•Disclosure Policy
•Insider Trading Policy
•Whistleblower Policy
•Anti-Money Laundering Policy

Adopted by the Board of Directors Federal Home Loan Bank of Indianapolis November 20, 2020, effective December 1, 2020

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Matthew R. St. Louis, Corporate Secretary

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